                               NOBEL INSURANCE LIMITED
                            1997 NOTICE OF ANNUAL MEETING
                                 AND PROXY STATEMENT

NOBEL INSURANCE LIMITED
FALCONER HOUSE, GROUND LEVEL
108 PITTS BAY ROAD
HAMILTON, BERMUDA  HM AX


April 7, 1997


Dear Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders of Nobel Insurance Limited (the "Company") to be held at 8:00 A.M., local time, on Friday, May 9, 1997, at the Marriott Castle Harbour Hotel in Hamilton, Bermuda. At this meeting you will be asked to (i) fix the number of directors at six and elect six directors for the ensuing year; (ii) approve the appointment of KPMG Peat Marwick as the Company's independent auditors for the 1997 fiscal year; and (iii) transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Additionally, the financial statements that are contained in the Company's Form 10-K Annual Report for the year ended December 31, 1996 will be discussed at the meeting.

   It is important that your shares be represented at this meeting; therefore, if you do not expect to attend in person, please sign and date the enclosed proxy and return it in the enclosed envelope at your earliest convenience.

Very truly yours,



/s/ Robert C. Duvall

Robert C. Duvall, CHAIRMAN OF THE BOARD

                               NOBEL INSURANCE LIMITED
                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                TO BE HELD MAY 9, 1997

To the Shareholders of NOBEL INSURANCE LIMITED

   The Annual Meeting of the Shareholders of Nobel Insurance Limited, an Islands of Bermuda corporation (the "Company"), will be held at the Marriott Castle Harbour Hotel in Hamilton, Bermuda on May 9, 1997 at 8:00 A.M., local time, for the following purposes:

     (i) To fix the number of directors at six and elect six directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

    (ii) To approve the appointment of KPMG Peat Marwick as the Company's independent auditors for the 1997 fiscal year; and

   (iii) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   Only shareholders of record at the close of business on March 27, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of shareholders entitled to vote at the meeting will be available at the meeting for examination by any shareholder.

   Your officers and directors desire that all shareholders be represented at the annual meeting; therefore, if you cannot attend in person, please date, sign, and return the enclosed proxy in the enclosed postage-paid envelope at your earliest convenience so that your shares may be voted. The proxy must be signed by all registered holders exactly as the stock is registered.

By Order of the Board of Directors,



/s/ Douglas W. Caudill

Douglas W. Caudill, SECRETARY

Hamilton, Bermuda
April 7, 1997

                            NOBEL INSURANCE LIMITED
                         FALCONER HOUSE, GROUND LEVEL
                              108 PITTS BAY ROAD
                           HAMILTON, BERMUDA HM AX

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 9, 1997

   This Proxy Statement is furnished to shareholders of Nobel Insurance Limited, an Islands of Bermuda corporation (the "Company"), in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders of the Company to be held May 9, 1997 (the "Annual Meeting"). Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to the Company before the Annual Meeting and not revoked. A proxy form may be revoked at any time before it is exercised. This Proxy Statement and the enclosed proxy form are first being sent to shareholders on or about April 7, 1997.

   The enclosed 1996 Annual Report to shareholders does not form any part of the proxy solicitation material.


                            OUTSTANDING CAPITAL STOCK

   The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting is March 27, 1997. At the close of business on that date, the Company had issued and outstanding and entitled to vote at the Annual Meeting a total of 4,491,356 Capital Shares, $1.00 par value ("Common Stock").

   The following table sets forth, as of March 1, 1997, unless otherwise indicated, (1) the number of shares of Common Stock beneficially owned by each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) by each director and nominee for director, (3) by all named executive officers not otherwise listed, and (4) by all directors and officers as a group. Except as otherwise indicated, each of the persons or groups named below has sole voting and investment power with respect to such shares of Common Stock.

                                             BENEFICIAL OWNERSHIP (1)
NAME OF BENEFICIAL
OWNER OR IDENTITY OF GROUP             NUMBER OF SHARES    PERCENT (12)

1)  Quest Advisory Corporation (2)          455,512              10.2
      1414 Avenue of the Americas
      New York, NY  10019

    Munn, Bernhard & Associates (3)         357,160              8
      6 East 43rd Street
      New York, NY 10017

    TSI Management, Inc. (4)                252,642              5.6
      1801 16th Avenue, S.W.
      Seattle, WA  98134

2)  Robert C. Duvall (5)(6)                 431,330              9.6
      Wampum Hardware Company
      636 Paden
      New Galilee, PA  16141
    Jeffry K. Amsbaugh (7)                  424,657              9.5
      8001 LBJ Freeway, Suite 300
      Dallas, TX 75251-1301
    Thomas J. O'Shane (8)                     9,987              *
    Gregory E. Leonard (8)                    9,687              *
    Robert B. Sanborn (9)                     6,687              *
    Roger T. Rankin (9)                       5,687              *

3)  Bryan L. Martin (10)                     52,696              1.2
    Thomas D. Nimmo (11)                      1,600              *

4)  All directors and officers as a group   942,331              21
    (8 persons) (5)(6)(7)(8)(9)(10)(11)

    * Less than one percent

(1) If a person has the right to acquire beneficial ownership of any shares by exercise of options within 60 days after December 31, 1996, such shares are deemed to be beneficially owned by such person and are deemed to be outstanding solely for the purpose of determining the percentage of the Common Stock that he owns. Such shares are not included in the computations for any other person.
(2) Includes 372,012 shares held in the name of Quest Advisory Corporation and 82,500 shares held in the name of Quest Management Company subject to a common 13G filing. Quest Advisory and Quest Management are each investment advisors registered under Section 203 of the Investment Advisors Act of 1940.
(3) Includes 317,260 shares the owners for which Munn, Bernhard & Associates acts as an investment advisor without voting control. In addition to such shares, the following shares are owned individually and subject to a common 13G filing: 5,000 shares held by Mr. Bernhard, individually, 30,400 shares held by Orson D. Munn, individually, 2,000 shares held by Christine Munn, individually, and 2,500 shares held by Henry S. Langworthy, individually.
(4) Includes 245,642 shares held in the name of TSI Management, Inc., 5,000 shares held by a trust for the benefit of Brent Baird (a Director of TSI) and 2,000 shares held by Cinnamon Investments, Ltd., a corporation controlled by Patrick Hodgson, Chairman and CEO of TSI.
(5) Includes 139,114 shares held by Mr. Duvall and 275,779 shares held by Wampum Hardware Company. Mr. Duvall shares the power to vote and dispose of these latter shares.
(6) Includes 16,437 shares issuable under exercisable portions of outstanding options as of March 1, 1997.
(7) Includes 330,145 shares held by Mr. Amsbaugh, 28,000 shares held jointly with his wife, and 7,006 shares beneficially owned by other family members of Mr. Amsbaugh which he has the sole or shared power to dispose of or vote. Also includes 59,506 shares issuable under exercisable portions of outstanding stock options as of March 1, 1997.
(8) Includes 9,687 shares issuable under exercisable portions of outstanding stock options as of March 1, 1997.
(9) Includes 5,687 shares issuable under exercisable portions of outstanding stock options as of March 1, 1997.
(10) Includes 32,100 shares issuable under exercisable portions of outstanding stock options as of March 1, 1997.
(11) Includes 1,600 shares issuable under exercisable portions of outstanding stock options as of March 1, 1997.
(12) As of March 1, 1997 there were 4,481,856 shares issued and outstanding of the Company's stock.

                       ACTIONS TO BE TAKEN AT THE MEETING

   Unless the shareholder otherwise specifies therein, the accompanying proxy will be voted: (i) for fixing the authorized directors at six and the election as directors of the Company of the six director nominees listed under Directors, Nominees and Executive Officers; (ii) for approval of the employment of KPMG Peat Marwick as independent auditors for the Company's fiscal year ending December 31, 1997; and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

                              QUORUM AND VOTING

   The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote in person or by proxy for each share held in his name on the record date.

                             ELECTION OF DIRECTORS

   Six directors are to be elected at the meeting. To be elected, a nominee must receive a majority of all of the votes cast, in person or by proxy, at the Annual Meeting. If any nominee becomes unable or unwilling to accept nomination or election, the proxy holders may vote for the election in his stead of any other person the Board of Directors recommends. Each nominee has expressed to the Board his willingness to serve the entire term for which his election is sought.

              DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

   A brief description of each nominee for director and each executive officer of the Company is provided below. Directors hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. Executive officers are elected by the Board of Directors at its annual meeting and hold office at the pleasure of the Board or until its next annual meeting or until their successors are elected and qualified.

DIRECTOR NOMINEES

   JEFFRY K. AMSBAUGH. Mr. Amsbaugh, age 55, is the President and Chief Executive Officer of the Company. He has served in such capacity and as a director of the Company since April 1989. From 1984 until April 1989, he was a Vice President of various subsidiaries of the Progressive Corporation, an insurance holding company specializing primarily in automobile coverages. In his last position with Progressive, Mr. Amsbaugh was in charge of corporate development and partnership investing. For five years prior to joining Progressive, Mr. Amsbaugh was President of Ocean Mining Associates, an ocean mining venture owned by USX Corporation, Sun Company, Inc., and two major European companies.

   ROBERT C. DUVALL. Mr. Duvall, age 54, has been a director of the Company since February 1982 and was Vice Chairman of the Board from April 1989 through May 1991. Mr. Duvall has served as Chairman of the Board since May 1991. Mr. Duvall is Vice President of Finance of Wampum Hardware Co., a Pennsylvania and Ohio explosives distributor, a position he has held for more than five years. In October 1987, IRECO Midwest acquired Wampum Hardware Co. In connection with such acquisition, Mr. Duvall became a shareholder, officer and director of IRECO Midwest. Mr. Duvall became a director of First Western Bancorp, Inc. in April 1995 and serves on the Compensation Committee of First Western.

   GREGORY E. LEONARD. Mr. Leonard, age 49, has been a director of the Company since May 1994. Mr. Leonard is a specialist reinsurance broker/consulting actuary and has been President and Chief Executive Officer of Pegasus Advisors from 1989 to the present. Mr. Leonard was previously a
principal and director of Tillinghast, a Towers Perrin Company.   Mr. Leonard
is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries.

   THOMAS J. O'SHANE. Mr. O'Shane, age 49, has been a director of the Company since May 1994. Mr. O'Shane has served as Chief Executive Officer of First Western Bancorp, Inc. since January of 1991 and previously served as President since February of 1990. Prior to that time, Mr. O'Shane served in various executive positions with First Western Bancorp, Inc. and First National for more than five years. Mr. O'Shane is a director of First Western Bancorp, Inc.

   ROGER T. RANKIN. Mr. Rankin, age 35, has been a director of the Company since May 1995. Mr. Rankin is affiliated with Cardinal Investment Company, Inc. and assists in managing $75 million in public company investment portfolios. Mr. Rankin has served as a director of Arcadia Exploration Production Company, Inc. from 1993 to present.

   ROBERT B. SANBORN. Mr. Sanborn, age 68, has been a director of the Company since May 1995. Mr. Sanborn currently serves as a Senior Executive Consultant of Orion Capital Corporation and previously served as Vice Chairman of the Board of Directors of Orion Capital Corporation from March 1994 to March 1995, director since 1987, and President and Chief Operating Officer from 1987 to 1994. Mr. Sanborn has also served as Chairman of the American Insurance Association from January 1993 to January 1994. He also serves currently as a director of Guaranty National Corporation and Intercargo Corporation.

EXECUTIVE OFFICERS

   The current executive officers of the Company are as follows:

    NAME                               TITLES
    Jeffry K. Amsbaugh  President and Chief Executive Officer
    Thomas D. Nimmo     Senior Vice President and Treasurer and Chief Financial
                          Officer of the U.S. Group
    Bryan L. Martin     Senior Vice President - Commercial Casualty Division

   THOMAS D. NIMMO. Mr. Nimmo, age 58, has been Senior Vice President, Treasurer and Chief Financial Officer of the Company since November 1995. Prior to joining the Company, Mr. Nimmo was Vice President and Chief Financial Officer of Ranger Insurance Company from June 1989 through November 1995. Prior to Ranger, Mr. Nimmo was Chief Financial Officer of Gulf Insurance Company.

   BRYAN L. MARTIN. Mr. Martin, age 46, has been Senior Vice President of the Company's Commercial Casualty Division since November 1995. Prior to that time, Mr. Martin was Senior Vice President and Treasurer of the Company and the Chief Financial Officer of the U.S. Group. In Mr. Martin's role as Senior Vice President of the Commercial Casualty Division, he directs the business operations of the Commercial Casualty Division.

                          COMPENSATION OF DIRECTORS

   Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Directors are paid $750 per day and are reimbursed for expenses incurred in attending directors meetings or when otherwise acting on behalf of the Company in their capacities as directors, and $250 for participation in meetings of directors or committees via telephone conference calls. Chairpersons of director committees receive $1,000 per day for attending meetings. In addition, as an annual retainer, non-employee directors of the Company are granted stock options valued at $10,000 pursuant to the Company's Non-Employee Director Stock Option Plan.

   An additional annual retainer of $12,000 is paid to the Chairman of the Board. An additional annual retainer of $8,000 is paid to the Chairpersons of the Audit and Compensation Committees.

                       COMMITTEES OF THE BOARD OF DIRECTORS

   The standing committees of the Board of Directors are a Compensation Committee, an Investment Committee, an Audit Committee and a Nominating Committee. The Compensation Committee is composed of Messrs. O'Shane and Rankin. The Compensation Committee met four times during 1996. The Investment Committee is composed of Messrs. Amsbaugh, O'Shane, and Rankin. The Investment Committee met four times during 1996. The Audit Committee is composed of Messrs. Leonard, Duvall, and Sanborn. The Audit Committee held five meetings during 1996. The Nominating Committee is composed of Messrs. Sanborn, Amsbaugh, and Duvall. The Nominating Committee met three times during 1996.

   The Compensation Committee periodically reviews compensation, employee benefit plans and other fringe benefits provided for officers and directors of the Company and approves annual salaries and bonuses for all employees of the Company reporting directly to the Chief Executive Officer. The Compensation Committee also grants options under the Company's incentive stock option plan.

   The Investment Committee sets the investment guidelines followed by the Company's investment managers and reviews performance versus other managers. This committee also reviews alternative investment proposals.

  The Audit Committee reviews fee estimates for audit and any non-audit services, meets periodically with members of management and the outside auditors and reviews and approves the scope of audit and any non-audit services, reviews the results of the audit and any accounting or disclosure questions encountered in the course of the audit and reviews the adequacy of management and internal controls.

   The Nominating Committee reviews and recommends director candidates for the Board of Directors.

   During 1996, four meetings of the Board of Directors were held. All directors attended at least 75% of the Board of Directors' meetings in 1996. During 1996, all members of the various committees attended at least 75% of the meetings of the committees of which they are members.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee is comprised of entirely non-employee, independent members of the Board of Directors. It is the Compensation Committee's responsibility to review, recommend and approve changes to the Company's compensation policies and programs. The Committee also reviews and approves all compensation actions for the Chief Executive Officer and all employees of the Company reporting directly to the Chief Executive Officer.

   The level of compensation provided to the CEO and other executive officers of the Company is tied to the performance of the Company. The relative performance of other companies within the Company's market segment and the insurance industry as a whole is also taken into consideration. It is the intent of the Committee and Bonus Plan to encourage Company results that are in the highest quartile of a group of peer companies. In late 1994, an initial eleven companies were selected by the committee and agreed to by the CEO as a peer group. This was adjusted during 1995 and 1996 due to acquisition activity and the continual review of the appropriateness of our peer companies. It is anticipated that from time to time some companies will be removed from the list and new companies added. The companies in the peer group at year end 1996 are listed below:

    COMPANY NAME
    1.  Acceptance Insurance Company
    2.  American Indemnity
    3.  Baldwin & Lyons
    4.  Chandler Insurance Company, Ltd.
    5.  Gainsco
    6.  Gryphon
    7.  Guaranty National
    8.  Intercargo Corporation
    9.  Merchants Group, Inc.
   10.  Walshire Assurance Company

   In evaluating the performance of the CEO and other executive officers, the Committee considers the impact each executive's leadership has had on accomplishing the Company's total objectives. The Committee also considers the performance of the executives in light of the market conditions in which the Company operates. The Committee's consensus and underlining premise is that the single most important measurement result for the company and, subsequently, its CEO is "Return on Shareholders' Equity." Other measures are also important and might be used in conjunction with ROE, but the significant weighting factor will remain ROE. For 1995 and 1996, the weighting given to ROE was 85%. For 1997, the Committee has determined that 85% of the CEO's performance evaluation will be based on ROE.

   The Company's executive compensation consists of base salary, annual performance compensation in cash and stock option grants pursuant to the Company's incentive stock option plan. As respects the CEO, the Committee has granted substantial stock options in the past in order to align the interest of the CEO with the interest of the stockholders. The combination of annual performance compensation and stock options provides a direct link between executive compensation and Company performance. The executive incentive compensation for the preceding year is determined after completion of year-end actuarial studies and audited financial results are obtained.
The Committee compares the results with other comparable companies in determining the extent of the annual performance compensation awards. In evaluating the 1996 performance of the CEO and other executive officers, the Committee recognizes the effect of catastrophic events such as Hurricane Fran and the level of competition in certain of the Company's business segments. The stock option awards made by the Committee constitute the long-term incentive vehicle for the Company. The purpose of these grants is to strengthen the link between executive compensation and long-term Company performance. Generally, stock awards vest over a period of four years unless they are granted in lieu of a cash award, in which case they may vest immediately. Stock options are granted at 100% of fair market value on the date of grant.

   The CEO received base salary increases in prior years pursuant to his three year employment contract effective January 1, 1993 through December 31, 1995. Effective January 1, 1996, the Company entered into an employment contract with the CEO which established a base salary of $289,556. This contract was automatically renewed January 1, 1997 for another one year period. The base salary established in 1996 was determined after reviewing the results of several salary surveys for insurance company executives of similarly sized companies. The CEO's bonus paid in 1996 was based on 1995's financial results and the Committee's assessment of Company performance.

   The Committee in its judgment has set compensation levels that reflect the CEO and other executive officers' contributions towards the Company's attainment of objectives which are updated and reviewed on an annual basis.

                                  Compensation Committee Members:
                                     Thomas J. O'Shane
                                     Roger T. Rankin

                         EXECUTIVE COMPENSATION

   The following Summary Compensation Table shows compensation paid or awarded by the Company for services rendered during years 1996, 1995, and 1994 for the Chief Executive Officer and each of the Company's most highly compensated executive officers whose base compensation in 1996 exceeded $100,000.

                         SUMMARY COMPENSATION TABLE


                                                                               LONG-TERM
NAME AND                                                     OTHER ANNUAL     COMPENSATION       ALL OTHER
PRINCIPAL POSITION       YEAR       SALARY         BONUS     COMPENSATION     OPTIONS/SARS     COMPENSATION
                                                                              (IN SHARES)           (1)
-----------------------------------------------------------------------------------------------------------
JEFFRY K. AMSBAUGH       1996      $289,372        $3,687          -            20,000            11,609
PRESIDENT, CHIEF         1995      $280,035       $25,000          -            36,618             6,000
EXECUTIVE OFFICER        1994      $232,341       $82,125          -                 -             9,294

BRYAN L. MARTIN          1996      $139,829        $3,000          -             4,000             5,604
SENIOR VICE PRESIDENT    1995      $135,574       $15,000          -            12,000             5,420
COMMERCIAL CASUALTY      1994      $134,434        $8,000          -             6,000             5,283
OPERATIONS

THOMAS D. NIMMO (2)      1996      $120,000             -          -                 -             2,400
SENIOR VICE PRESIDENT,   1995       $17,538             -          -             4,000                 -
TREASURER & CHIEF
FINANCIAL OFFICER


(1) Company matching contribution to 401-K plan (adopted 6-1-92).
(2) Mr. Nimmo commenced employment with Nobel on 11-1-95.

                               EMPLOYMENT CONTRACTS

   Mr. Amsbaugh, the CEO, was employed pursuant to a three year employment contract for the period January 1, 1993 through December 31, 1995. Mr. Amsbaugh's employment contract was renewed effective January 1, 1996. This employment agreement contained a clause which automatically extended the agreement on each December 31 for an additional one year period unless terminated earlier per the terms of the agreement. This agreement was, in fact, automatically extended for the one year period commencing January 1, 1997. Effective January 1, 1997, Mr. Amsbaugh's employment agreement was renewed with a base salary of $289,556 subject to an annual adjustment for inflation. Mr. Amsbaugh is entitled to receive a bonus of up to 100% of base salary dependent on attaining corporate and individual goals agreed to annually with the Board of Directors. Under certain conditions Mr. Amsbaugh would be entitled to severance payments equal to one year's compensation if the employment agreement is terminated.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1996)

                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                                                             ANNUAL RATES OF
                                  % OF TOTAL                                   STOCK PRICE
                    NUMBER OF    OPTIONS/SARS   EXERCISE OR                  APPRECIATION FOR
                  OPTIONS/SARS  GRANTED TO ALL   BASE PRICE   EXPIRATION       OPTION TERM
NAME OF EXECUTIVE    GRANTED       EMPLOYEES     PER SHARE       DATE        5%($)     10%($)

JEFFRY K. AMSBAUGH   10,000           20%         $11.375    JANUARY 2001   $31,427   $69,446
                     10,000           20%         $11.375    JANUARY 1999   $17,930   $37,651

BRYAN L. MARTIN       4,000            8%         $11.375    JANUARY 2001   $12,571   $27,778

                  AGGREGATED OPTION/SAR EXERCISED IN LAST FISCAL YEAR
                        AND FUTURE YEAR-END OPTION/SAR VALUES

                                                                      VALUE OF UNEXERCISED
                                       NUMBER OF UNEXERCISED              IN-THE-MONEY
                    Exercised in     Options/SARs at 12-31-96    Options Exercised at 12-31-96*
NAME OF EXECUTIVE       1996        EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE

Jeffry K. Amsbaugh    17,648           47,183       26,971          $198,226     $100,673

BRYAN L. MARTIN       10,000           26,200       14,300          $151,155     $ 54,849
Thomas D. Nimmo          -              1,600        2,400          $  1,499     $  2,249

* Stock price at 12-31-96 was $12.562

FIVE YEAR CUMULATIVE TOTAL RETURNS
COMPARISON - MARKET, INDUSTRY GROUP AND NOBEL


         The NASDAQ             NASDAQ              NOBEL
        Stock Market           Insurance          INSURANCE
         (US & Frn)             Stocks             LIMITED
     ------------------        ---------          ---------
     Dec-91     100.000         100.000            100.000
     Dec-92     116.027         135.344            146.875
     Dec-93     134.323         144.759            190.625
     Dec-94     129.921         136.230            210.000
     Dec-95     180.421         193.557            293.125
     Dec-96     224.161         220.567            302.813

                             CERTAIN TRANSACTIONS

   During the year ended December 31, 1996, officers and directors of the Company and companies of which they are officers, directors or principal shareholders purchased from the Company insurance on their respective explosives manufacturing or distributing businesses on terms that management believes to be no more favorable to the insureds than could have been obtained from nonaffiliated sources. Management proposes to continue to sell insurance to these persons and their affiliates in 1997.

          SELECTION AND RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors voted to employ KPMG Peat Marwick as independent accountants to audit the accounting records of the Company for fiscal year 1997 and directed that such employment be submitted for approval by the shareholders.

   KPMG Peat Marwick audited the accounting records of the Company for fiscal year 1996. In recommending the approval by the shareholders of the employment of that firm, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm's professional competence and standing. The favorable vote of a majority of the shares voted in person or by proxy is required for approval of this proposal. A representative of KPMG Peat Marwick is expected to be available at the Annual Meeting.


                 COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission.

   Based on review of such reports with respect to fiscal 1996, the Company believes that all filing requirements applicable to such persons have been observed during 1996 with the exception of one late filing for Messrs. Duvall and Rankin.

                              SHAREHOLDERS' PROPOSALS

   All proposals which shareholders of the Company desire to have presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before December 29, 1997.


                                   MISCELLANEOUS

   The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company.

   The information contained in the Proxy Statement relating to the occupations and security holdings of the directors and the officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers.

By the Order of the Board of Directors,



/s/ Douglas W. Caudill

Douglas W. Caudill, SECRETARY

Hamilton, Bermuda
April 7, 1997

                                   PROXY

                          NOBEL INSURANCE LIMITED
              THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby (i) acknowledges receipt of the Notice dated April 7, 1997, of the Annual Meeting of Shareholders of Nobel Insurance Limited, an Islands of Bermuda corporation (the "Company"), to be held at the Marriott Castle Harbour Hotel in Hamilton, Bermuda on Friday, May 9, 1997 at 8:00 A.M., local time, and the Proxy Statement in connection therewith; and (ii) appoints Robert C. Duvall and Jeffry K. Amsbaugh, and each of them, his proxies with full power of substitution, for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that this proxy be voted as follows:

Your Board of Directors unanimously recommends a vote FOR the directors set forth below and FOR the proposals set forth on the reverse side.

Election of Director Nominees:

Jeffry K. Amsbaugh, Robert C. Duvall, Robert B. Sanborn,

Gregory E. Leonard, Thomas J. O'Shane, Roger T. Rankin

                  (change of address)

----------------------------------------------------------

----------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

                (Continued and to be signed on reverse side)

                                                               SEE REVERSE
                                                                   SIDE

/X/ PLEASE MARK YOUR             SHARES IN YOUR NAME       REINVESTMENT SHARES
    VOTES AS IN THIS
    EXAMPLE.





1. Proposal to fix the number of directors           FOR      WITHHELD
   at six and elect six directors to                 / /        / /
   serve until the next Annual Meeting of
   Shareholders or until their respective
   successors are elected and qualified.



-------------------------------------------
For, except as marked to the contrary above

2. To approve the appointment of KPMG Peat      FOR     AGAINST    ABSTAIN
   Marwick as the Company's independent         / /       / /        / /
   auditors for the 1997 fiscal year.

3. To transact such other business as           FOR     AGAINST    ABSTAIN
   may properly come before the Annual          / /       / /        / /
   Meeting or any adjournment thereof.


                       Change
                         of
                      Address      / /

                      Attend
                      Meeting     / /

Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer.

Please complete, date, sign and mail the Proxy promptly in the enclosed envelope. No postage is required for mailing in the United States.

SIGNATURE(S)
              -----------------------------
DATE
     --------------------------------------

SIGNATURE(S)
              -----------------------------
DATE
     --------------------------------------